Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of  PICO Holdings, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  February 9, 2015

Central Square Capital LP

By:	Central Square GP LLC General Partner

By:	/s/ Kelly Cardwell
	Name:	Kelly Cardwell
	Title:	Managing Member

Central Square Capital Master LP

By:	Central Square GP II LLC
General Partner

By:	/s/ Kelly Cardwell
	Name:	Kelly Cardwell
	Title:	Managing Member

Central Square GP LLC

By:	/s/ Kelly Cardwell
	Name:	Kelly Cardwell
	Title:	Managing Member

Central Square GP II LLC

By:	/s/ Kelly Cardwell
	Name:	Kelly Cardwell
	Title:	Managing Member

Central Square Management LLC

By:	/s/ Kelly Cardwell
	Name:	Kelly Cardwell
	Title:	Managing Member

/s/ Kelly Cardwell
Kelly Cardwell